CONSENT OF CERTIFIED PUBLIC ACCOUNTANT

     We hereby consent to the incorporation by reference in the Form 10KSB, Item 7 of our report, dated November 5, 1999 related to the financial statements of Opthalmic Imaging Systems.


                             PERRY-SMITH & CO., LLP

Sacramento, California
November 29, 1999